                       Subsidiaries of Prime Retail, Inc.
                                                                        State or Jurisdiction of
                                                                        Incorporation or Organization          % Owned<F1>
                                                                        -----------------------------        ----------------
1.   Arizona Factory Shops Limited Partnership                          Delaware                             100
2.   Arizona Factory Shops Partnership                                  Arizona                               50
3.   Bend Factory Outlets Limited Partnership                           Delaware                             100
4.   Buckeye Factory Shops Limited Partnership                          Delaware                             100
5.   Carolina Factory Shops Limited Partnership                         Delaware                             100
6.   Castle Rock Factory Shops Partnership                              Colorado                             100
7.   Chesapeake Development Limited Partnership                         Delaware                             100
8.   Coral Isle Factory Shops Limited Partnership                       Delaware                             100
9.   Factory Outlets at Post Falls Limited Partnership                  Delaware                             100
10.  Florida Keys Factory Shops Limited Partnership                     Illinois                             100
11.  Gainesville Factory Shops Limited Partnership                      Illinois                             100
12.  Grove City Factory Shops Partnership                               Pennsylvania                         100
13.  Gulf Coast Factory Shops Limited Partnership                       Illinois                             100
14.  Gulfport Factory Shops Limited Partnership                         Delaware                             100
15.  Huntley Factory Shops Limited Partnership                          Illinois                             100
16.  Indianapolis Factory Shops Limited Partnership                     Illinois                             100
17.  Kansas City Factory Shops Limited Partnership                      Delaware                             100
18.  Latham Factory Stores Limited Partnership                          Delaware                             100
19.  Loveland Factory Shops Limited Partnership                         Delaware                             100
20.  Magnolia Bluff Factory Shops Limited Partnership                   Delaware                             100
21.  Market Street, Ltd.                                                Tennessee                             99
22.  Medina Factory Shops Limited Partnership                           Delaware                             100
23.  Melrose Place, Ltd.                                                Tennessee                            100
24.  Naples Factory Shops Limited Partnership                           Delaware                             100
25.  Nebraska Crossing Factory Shops Limited Partnership                Delaware                             100
26.  Nebraska Crossing Factory Shops Limited Partnership II             Delaware                             100
27.  Niagara International Factory Outlets Limited Partnership          Delaware                             100
28.  Oak Creek Factory Outlets Limited Partnership                      Delaware                             100
29.  Ohio Factory Shops Partnership                                     Ohio                                 100
30.  Outlet Village Mall of St. Louis Limited Partnership, L.L.L.P.     Delaware                              75
31.  Outlet Village of Hagerstown Limited Partnership                   Delaware                             100
32.  Outlet Village of Kittery Limited Partnership, L.L.L.P.            Delaware                             100
33.  Outlet Village of Lebanon Limited Partnership                      Delaware                             100
34.  Outlet Village of Puerto Rico Limited Partnership                  Delaware                             100
35.  Outlet Village of St. Louis Limited Partnership, L.L.L.P.          Delaware                             100
36.  Oxnard Factory Outlet Partners                                     California                            50
37.  Oxnard Factory Shops Limited Partnership                           Delaware                             100
38.  Prime Northgate Plaza Limited Partnership                          Delaware                             100
39.  Prime Retail Finance II, Inc.                                      Maryland                             100
40.  Prime Retail Finance III, Inc.                                     Maryland                             100
41.  Prime Retail Finance IV, Inc.                                      Maryland                             100
42.  Prime Retail Finance V, Inc.                                       Maryland                             100
43.  Prime Retail Finance, Inc.                                         Maryland                             100
44.  Prime Retail Finance Limited Partnership                           Delaware                             100
45.  Prime Retail Services Limited Partnership                          Delaware                               1
46.  Prime Retail Services, Inc.                                        Maryland                             100<F2>
47.  Prime Retail Stores, Inc.                                          Maryland                             100<F2>
48.  Prime Retail, L.P.                                                 Delaware                              76<F3>
49.  Prime Warehouse Row Limited Partnership                            Illinois                             100
50.  San Marcos Factory Stores, Ltd.                                    Texas                                100
51.  Shasta Outlet Center Limited Partnership                           Delaware                             100
52.  Sun Coast Factory Shops Limited Partnership                        Delaware                             100
53.  Triangle Factory Stores Limited Partnership                        Illinois                             100
54.  Warehouse Row II Limited Partnership                               Tennessee                             65
55.  Warehouse Row, Ltd.                                                Tennessee                             99
56.  Weisgarber Partners, Ltd.                                          Tennessee                            100

<F1>Reflects collective direct or indirect ownership interests of Prime Retail,
Inc. and Prime Retail, L.P.
<F2>Prime Retail, Inc. owns 100% Preferred Stock.
<F3>Amount of ownership of Common Units.

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